BOND PLEDGE AND SECURITY AGREEMENT

                                     Between

                  PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION
                         WELLSFORD REAL PROPERTIES INC.



                                 COMMERZBANK AG,
                                New York Branch,

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                            Dated as of June 16, 2000

                      (Letter of Credit No. 150SBY00300064)

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                       BOND PLEDGE AND SECURITY AGREEMENT

     THIS BOND PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement"), dated as of June 16, 2000, is made by and among Palomino Park Public Improvements
Corporation, a Colorado nonprofit corporation (the "Bond Issuer"), Wellsford Real Properties, Inc., a Maryland corporation ("WRP" and, collectively with the Bond Issuer, the "Pledgor"), Commerzbank AG, a banking corporation organized and existing under the laws of The Federal Republic of Germany, acting by and through its New York Branch (the "Bank"), and United States Trust Company of New York, as custodian for the Bank (the "Bond Trustee"), pursuant to the Letter of Credit Reimbursement Agreement dated as of June 16, 2000, between the Pledgor and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Reimbursement Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Bond Issuer is issuing at the request of and for the benefit of WRP and its Subsidiary, The Park at Highlands, L.L.C., a Colorado limited liability company ("Highlands"), its "Palomino Park Public Improvements Corp. Assessment Lien Revenue Bonds Series 1995," in the aggregate principal amount of $14,755,000 (the "Bonds") pursuant to a Trust Indenture dated as of September 1, 1995, (the "Bond Indenture") between the Bond Issuer and United States Trust Company of New York, as trustee (said trustee, together with any successor trustee, hereinafter referred to as the "Bond Trustee");

     WHEREAS, the Bond Indenture requires the purchase of Bonds under certain circumstances as set forth in Section 4.04 of the Bond Indenture from the holders thereof;

     WHEREAS, the Pledgor has entered into the Reimbursement Agreement in order to cause the Bank to issue its Letter of Credit No. 150SBY00300064 dated June 16, 2000, which may be used, inter alia, to pay the purchase price of certain Bonds (to the extent moneys drawn under the Letter of Credit are used to purchase such Bonds, such Bonds are hereinafter referred to as "Pledged Bonds"); and

     WHEREAS, it is a condition precedent to the obligation of the Bank to issue the Letter of Credit that the Pledgor shall have executed and delivered this Pledge Agreement to the Bank;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Reimbursement Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Bank as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

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     2. Pledge. The Pledgor hereby pledges,  assigns,  hypothecates,  transfers, and delivers to the Bank all of its right, title and interest in and to the Pledged Bonds as the same may be from time to time delivered to the Bond Trustee by the holders thereof and the Pledgor hereby grants to the Bank a first lien on, and security interest in, its right, title and interest in and to the Pledged Bonds, all interest or other income thereon and all proceeds thereof (the "Collateral"), as collateral security for the prompt and complete payment when due of all amounts due in respect of the obligations of the Pledgor under the Reimbursement Agreement and interest on such amounts (all the foregoing being hereinafter called the "Obligations"). The Pledgor hereby consents to the Bond Trustee acting as the agent and bailee of the Bank for purposes of perfecting the Lien of this Pledge Agreement and of holding the Collateral for the benefit of the Bank.

     3. Payments on the Pledged Bonds. If, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any principal or interest payment in respect of the Pledged Bonds, the Pledgor agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. Pledgor instructs and authorizes the Bond Trustee to deliver forthwith to the Bank any payment to be made on Pledged Bonds and instructs and authorizes the Bond Trustee to hold and receive on behalf of the Bank and deliver forthwith to the Bank any payments to be made or received in respect of Pledged Bonds (including all proceeds of any remarketing of the Pledged Bonds). All sums of money so paid in respect of the Pledged Bonds which are received by the Pledgor and paid to the Bank shall be credited against the obligations of the Pledgor to the Bank first to any fees, costs, charges or expenses payable to the Bank under the Reimbursement Agreement or the Letter of Credit, next to any accrued but unpaid interest under Sections 2.1 or 2.2 of the Reimbursement Agreement, next to any current interest due, and then to outstanding principal.

     4. Release of Pledged Bonds. Subject to and in accordance with the terms and conditions of Section 2.4 of the Reimbursement Agreement, the Pledgor shall have the right to effect releases of Pledged Bonds from the security interest created by this Agreement.

     5. Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     6. Remedies. In the event of any Event of Default under the Reimbursement Agreement, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or

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notices are hereby expressly waived) in its sole discretion (a) may exercise any or all of its rights and remedies under any or all of the Related Documents or any other instrument or agreeing, securing, evidencing or relating to the Obligations or under applicable law (including all of the rights and remedies of a secured creditor under the New York Uniform Commercial Code or any other applicable law), (b) may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or (c) may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required to be paid by any provision of law, including, without limitation, Section 9-504(l)(c) of the New York Uniform Commercial Code, need the Bank account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York. The Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York Uniform Commercial Code and the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, and the fees and costs of any attorneys employed by the Bank to collect such deficiency. The Bond Trustee, in its capacity as custodian for the Bank, agrees to take such steps as Bank reasonably requests in order to effect or implement any of the foregoing remedies.

     7. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) on the date that any Bonds become Pledged Bonds, none of the Bond Issuer, WRP nor the Bond Trustee (except in its capacity as the Bank's designated custodian to hold the Pledged Bonds) will have any right, title or interest in and to the Pledged Bonds; (b) the Pledgor has, and on the date that such Bonds become Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement; (c) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms;
(d) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement; (e) the execution, delivery and performance of this Pledge Agreement will not violate, in any material respect, any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Pledge Agreement; and (f) the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of the Pledgor in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Bonds. The Pledgor covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

     8. No Disposition, etc. Without the prior written consent of the Bank, the Pledgor and the Bond Trustee each agree that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will they create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and sale of the Pledged Bonds pursuant to Section 4.05 of the Bond Indenture, subject to Section 4 of this Pledge Agreement.

     9. Sale of Collateral.

     (a) The Pledgor recognizes that the Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for its own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

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The Bank  shall be under  no  obligation  to delay a sale of any of the  Pledged
Bonds for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer would agree to do so.

     (b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Pledge Agreement will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Pledge Agreement shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Reimbursement Agreement. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, the Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the outstanding principal amount of, accrued premium, if any, and accrued interest on the Pledged Bonds and all other amounts payable pursuant to Article 2 of the Reimbursement Agreement on the date the Bank shall demand compliance with this Paragraph.

     (c) The Bond Trustee, as custodian for the Bank, agrees to cooperate with the Bank and the Pledgor and to do or cause to be done all such acts and things as may be necessary to permit the Pledgor to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales.

     10. Bond Trustee.

     (i) If a book-entry depository administered by the Depository Trust Company or any successor or nominee thereto (the "Depository") is in use pursuant to the Bond Indenture, the Bond Trustee shall notify the Depository (in a form acceptable to the Depository for such notice) of the principal amount(s) of the Bonds which are to become Pledged Bonds prior to or concurrently with its receipt from the Bank of a federal funds tracking number for a wire transfer in payment of a drawing under the Letter of Credit to purchase such Bonds. Said notice shall further instruct the Depository to record in its system a corresponding increase in the principal amount of the Bonds credited to the account of the Bond Trustee as the agent and bailee of the Bank or such other Person identified by the Bank (through notice to the Bond Trustee and the Pledgor) as the entity which should hold Pledged Bonds in a book-entry system (the Bond Trustee or such other Person, the "Bank's DTC Participant"). Concurrently with the delivery of such notice to the Depository, the Bond Trustee shall provide a copy of such notice to the Bank and the Pledgor. The Bond Trustee and the Pledgor shall provide the Bank with any confirmation or like notice received by any of them from the Depository evidencing the Depository's compliance with the instructions.

     (ii) Whenever a book-entry depository is in use pursuant to the Bond Indenture and Pledged Bonds are held on behalf of the Bank by the Bank's DTC Participant, the Bank shall have the right to obtain a separate bond certificate to evidence the Pledged Bonds, and upon request by the Bank, the Pledgor will cause the Bond Trustee to authenticate and deliver such certificate, and such certificate shall be deposited with the Depository or delivered to the Bank or a Person designated by the Bank, as the Bank shall direct.

     (iii) If a book-entry depository ever ceases to be in use with respect to the Bonds, the Bond Trustee and the Pledgor each hereby agree to hold any Pledged Bonds received by any of them as the Bank's agent and bailee and to make a notation in its respective records with respect to the Pledged Bonds. Upon request of the Bank, each of the Bond Trustee and the Pledgor will deliver all or a portion of such Pledged Bonds to the Bank or to such Person as the Bank may direct without termination of this Pledge Agreement.

     (iv) Except at the written direction of the Bank, the Bond Trustee shall not enter into any other agreement regarding possession of the Pledged Bonds or any other Collateral other than this Pledge Agreement without prior written consent of the Bank. The Bond Trustee will not release any Pledged Bonds for remarketing unless the Bank has delivered to the Bond Trustee written notice (which may be by telecopy) pursuant to Section 2.4 of the Reimbursement Agreement and Section 4.05(a) of the Bond Indenture.

     (v) Upon appointment of a successor Bond Trustee under and in accordance with the terms of the Bond Indenture, release and delivery to the Bank or its designee of any Collateral then held by the Bond Trustee pursuant to this Pledge Agreement, and the assumption in writing by its successor of its obligations hereunder, the Bond Trustee shall have the right to terminate its position as Bond Trustee for the Bonds and its obligations under this Pledge Agreement.

     (vi) In acting under this Pledge Agreement, the Bond Trustee shall not be liable to the Bank except for negligence or willful misconduct in the performance of its obligations hereunder.

     11. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Bank, the Pledgor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

     12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     13. No Waiver;  Remedies Cumulative.  The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     14. Waivers; Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank. This Pledge Agreement and all obligations of the Pledgor and the Bond Trustee hereunder shall be binding upon the successors and assigns of their respective successor and assigns, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.

     15. Designation of Custodian. The Bank hereby designates the Bond Trustee as the Bank's custodian and agent for the purpose of holding the Pledged Bonds on behalf of the Bank and with such authority for taking actions with respect to the Pledged Bonds as set forth herein and as may be directed by, and on behalf of, the Bank. The parties hereto acknowledge that the Bank may designate any successor Bond Trustee under the Bond Indenture, or any substitute Person that the Bank may elect to designate, as the Bank's custodian and agent for the purpose of holding the Pledged Bonds on behalf of the Bank and with such authority for taking actions with respect to the Pledged Bonds as set forth herein and as may be directed by, and on behalf of, the Bank.

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     IN WITNESS WHEREOF,  the Pledgor, the Bank and the Bond Trustee have caused this Bond Pledge and Security Agreement to be duly executed and delivered on the day and year first above written.

         PLEDGOR:

           PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION, a Colorado nonprofit corporation

           By: /s/ David M. Strong
           -----------------------
              Name: David M. Strong
              Title: President

           WELLSFORD REAL PROPERTIES, INC.

           By: /s/ David M. Strong
           -----------------------
              Name: David M. Strong
              Title: Vice President


         BANK:

           COMMERZBANK AG, New York Branch

           By: /s/ Ralph C. Marra
           ----------------------
              Name: Ralph C. Marra
              Title: Vice President

           By: /s/ David Buettner
           ----------------------
              Name: David Buettner
              Title: Assistant Treasurer

           UNITED STATES TRUST COMPANY OF NEW YORK:

           By: /s/ Christopher J. Grell
           ----------------------------
              Name: Christopher J. Grell
              Title: Assistant Vice President


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